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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              POST PROPERTIES, INC.
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             (Exact name of registrant as specified in its charter)



            Georgia                                    No. 58-2053632
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(State of incorporation or organization)      (IRS Employer Identification No.)


    3350 Cumberland Circle, N.W.
          Suite 2200
         Atlanta, Georgia                                  30339
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(Address of principal executive offices)                 (Zip Code)


If this form relates to the                   If this form relates to the
registration of a class pursuant to           registration of a class of
Section 12(b) of the Exchange Act and is      securities pursuant to Section 12
effective pursuant to General Instruction     (g) of the Exchange Act and is
A(c), please check the following box.         effective pursuant to General
/X/                                           Instruction A.(d), please check
--                                            the following box. / /
                                                                 --


Securities Act registration file number to which this form
relates:
        ---------------------------------
            (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                  Name of each exchange on
     Title of each Class to                        which each class is to
        be so registered                               be registered
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   7 5/8% Series B Cumulative Redeemable
Preferred Shares par value $.01 per share          New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of Class)



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Item 1.           Description of Registrant's Securities to be Registered.

                  The information required by Item 1 is set forth under the caption "Description of Series B Preferred Shares" in the Prospectus Supplement to the Registrant's Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-36595), which has been filed by the Registrant pursuant to Rule 424(b), and which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's Articles of Incorporation, Articles of Amendment to Articles of Incorporation and Bylaws, which set forth in full the preferences, limitations and relative rights of each class of the Registrant's capital stock.

Item 2.           Exhibits.

         Copies of all constituent instruments defining the rights of the holders of the Series B Preferred Shares have been filed as exhibits with each copy of the Registration Statement (or documents incorporated by reference therein) filed with the Securities and Exchange Commission and have been filed with the New York Stock Exchange.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            POST PROPERTIES, INC.


                                             By: /s/ Sherry W. Cohen
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                                                 Sherry W. Cohen
                                                 Senior Vice President


Dated: October 24, 1997